UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 27, 2012

Date of earliest event reported: January 27, 2012

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square

Docklands

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 897 2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 27, 2012, Warner Chilcott Public Limited Company (the “Company”) issued a press release announcing its view of anticipated full year 2012 results and reaffirming its current guidance ranges for the year ended December 31, 2011. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and the attached exhibit is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued January 27, 2012.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of the Company and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, as well as other factors affecting the operation of the business of the Company. More detailed information about these factors may be found in the filings by the Company with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2010. The Company is under no obligation, and expressly disclaims any obligation, to update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/S/ PAUL HERENDEEN
Name: Paul Herendeen
Title: Executive Vice President and Chief Financial Officer

Date: January 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued January 27, 2012

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